Joint Filer Information

NAME: Millennium Management, L.L.C.

ADDRESS:  666 Fifth Avenue, 8th Floor

DESIGNATED FILER: Millenco, L.L.C.

ISSUER AND TICKER SYMBOL: Healthcare Acquisition Corp. (HAQ)

DATE OF EVENT REQUIRING STATEMENT: August 3, 2007

SIGNATURE:

By:  /s/ David Nolan
     --------------------------
     Name:  David Nolan
     Title: Co-President

                                                         Joint Filer Information

NAME: Israel A. Englander

ADDRESS:  c/o Millennium Management, L.L.C.
            666 Fifth Avenue, 8th Floor
            New York, NY 10103

DESIGNATED FILER: Millenco, L.L.C.

ISSUER AND TICKER SYMBOL: Healthcare Acquisition Corp. (HAQ)

DATE OF EVENT REQUIRING STATEMENT: August 3, 2007

SIGNATURE:

Israel A. Englander
by David Nolan pursuant to Power of Attorney filed with the SEC on June 6, 2005

/s/ David Nolan
--------------------------